UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2026

Definium Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

Mind Medicine (MindMed) Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2026, Definium Therapeutics, Inc., formerly known as Mind Medicine (MindMed) Inc. (the “Company”), posted an updated corporate presentation on its website (the “Presentation”). The Presentation discloses the Company’s estimated preliminary financial information of cash, cash equivalents and investments of approximately $412 million as of December 31, 2025.

This estimate of cash, cash equivalents and investments is preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects the Company’s preliminary estimate with respect to such information, based on information currently available to the Company’s management, and may vary from the Company’s actual financial position as of December 31, 2025. The unaudited preliminary cash, cash equivalents and investments included in the Presentation and this Current Report on Form 8-K have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2026, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to alter its Notice of Articles to change the Company’s corporate name from “Mind Medicine (MindMed) Inc.” to “Definium Therapeutics, Inc.” (the ”Amendment”). The Amendment was approved by the Company’s Board of Directors on January 9, 2026. A copy of the Notice of Articles is attached as Exhibit 3.1 and the Certificate of Change of Name is attached as Exhibit 3.2 hereto and are incorporated by reference herein.

The rebranding reflects the Company’s transition into its next phase of development, positioning the Company as a leader in psychiatric drug development. No action is required from the Company’s shareholders. The CUSIP number for the Company’s Common Shares, no par value per share (the “Common Shares”), remains unchanged. The Common Shares will continue to trade on the Nasdaq Stock Market under the new ticker symbol “DFTX” as of market open on January 13, 2026.

Item 8.01 Other Events.

On January 12, 2026, the Company issued a press release announcing the rebranding. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

On January 12, 2026, the Company posted the Presentation on its website. A copy of the Presentation is filed herewith as Exhibit 99.2 and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Notice of Articles, dated January 9, 2026
3.2	Certificate of Change of Name, dated January 9, 2026
99.1	Press Release, dated January 12, 2026
99.2	Corporate Presentation, posted January 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINIUM THERAPEUTICS, INC.

Date:	January 12, 2026	By:	/s/ Robert Barrow
Name: Robert Barrow Title: Chief Executive Officer